JOINT VENTURE AGREEMENT
                                       OF
                                 PARKSIDE HOMES

        THIS JOINT VENTURE AGREEMENT ("Agreement') is made and entered into as of February __, 1994, by and between TRANSEASTERN PEMBROKE PROPERTIES, INC., a Florida corporation ("Transeastern") and H.A. CUMBER OF PEMBROKE PINES, INC., a Florida corporation ("Cumber"). Transeastern and Cumber are sometimes hereinafter referred to individually as "Venturer" and collectively as "Venturers."

                                   WITNESSETH

        WHEREAS, the Venturers have heretofore determined that they desire to participate together in a joint venture (the "Venture") formed under the general partnership law of the State of Florida for the acquisition of certain real property located in Broward County, Florida, as more fully described on Exhibit "A" attached hereto, and to construct thereon single family residences for sale to the public (such real property and the improvements to be constructed thereon being hereafter referred to as the "Project"); and

        WHEREAS, the Venturers wish to reduce their agreements regarding the acquisition and development of the Project to a written instrument.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE ONE
                   INCORPORATION BY REFERENCE AND DEFINITIONS

        1.1 INCORPORATION BY REFERENCE. The foregoing recitals are hereby acknowledged to be true and are incorporated herein by reference, and all Exhibits annexed hereto and referred to herein are incorporated herein by reference.

        1.2 CERTAIN DEFINITIONS. The terms set forth on Exhibit "B" attached hereto shall have the meanings set forth in such Exhibit "B".

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                                   ARTICLE TWO
                  FORMATION NAME, PRINCIPAL OFFICE AND PURPOSE

        2.1 FORMATION. The Venturers hereby form a joint venture partnership pursuant to the laws of the State of Florida, for the purposes set forth herein.

        2.2 NAME. The name of the Venture shall be "Parkside Homes" and the business and affairs of the Venture initially shall be conducted under said name. The Venture may conduct business under such other name or fictitious name as may be determined, from time to time, by the Venturers. The Venturers shall execute all assumed or fictitious name certificates necessary or appropriate to be filed in the applicable records of any county or jurisdiction in which the Venture is doing business.

        2.3 PRINCIPAL OFFICE AND PLACE OF BUSINESS. The principal office of the Venture shall be located at 3300 University Drive, Coral Springs, FL 33064, or at such other location in the State of Florida as may be determined by the Venturers.

               2.4 PURPOSE AND SCOPE OF THE VENTURE. (a) The business, purpose and scope of the Venture is to acquire the Property and to own, develop, improve, maintain, manage, operate, sell, lease, mortgage, exchange and otherwise use all or any portion of the Project for the production of income and profit, and to engage in all manner of transactions and activities incidental to the foregoing.

               (b) The Venturers have approved a Business Plan providing for construction and marketing of the Project as a residential community to be known as "Meadow Run at Spring Valley", which Business Plan incorporates the following components:

                        (i) A development plan reflecting a division of the
                Property into two Phases, each of which is intended to improved and marketed by the Venture at a particular time (each such phase, as ultimately set forth in the Business Plan being referred to as a "Phase"), including the specific number of lots in each Phase, the houses to be built in each Phase, the time frame for the planned acquisition of the Phase, construction of houses and marketing of each Phase;

                        (ii) A marketing plan setting forth, with respect to
                each Phase, the number and type of homes to be constructed in such Phase, the projected prices therefor and the advertising and marketing programs which the Venture plans for such Phase;

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                        (iii) A budget setting forth, in general categories, the
                expenses anticipated to be incurred by the Venture with respect to each Phase through the sale thereof and the projected revenues to be derived from each Phase upon its disposition (which budget, as approved by the Venturers, from time to time, shall be hereinafter referred to as the "Budget"), and (iv) A cash flow analysis setting forth, in the sequence in which the Phases will be developed, improved and marketed, as applicable, the sources and uses of funds that will be available to and expended by the Venture in connection therewith (which cash flow analysis, approved by the Venturers, from time to time, shall be hereinafter referred to as the "Cash Flow Analysis"). (c) The business of the Venture shall be as set forth herein and in the Business Plan. The Venture shall not engage in any other business or activity, except as the Venturers shall otherwise agree in writing. Except as expressly provided to the contrary in this Agreement, nothing herein shall be deemed to restrict in any way the freedom of a Venturer to conduct any other business or activity whatsoever without any accountability to the Venture or the other Venturer.

        2.5 TERM. The term of the Venture as a general partnership shall commence as of the date of this Agreement and shall continue in full force and effect until terminated in accordance with Article Eight of this Agreement or as otherwise provided by the Law.

        2.5 TITLE. Legal title to the Venture's property shall be held in the name of the Venture, or in such other manner as the Venturers shall determine.

        2.7 DESIGNATED PERSONS. For purposes of facilitating the performance of the terms and provisions of this Agreement and the operation of the Venture, each Venturer designates the person(s) set forth below opposite such Venturer's name ("Designated Person") as such Venturer's attorney-in-fact to take all actions, make all decisions on its behalf which such Venturer, in its capacity as Venturer, is permitted or required to take or make, and to execute promissory notes, mortgages or other collateral documents, agreements to purchase real property and agreements to sell Lots within the Project as a group. Either Venturer may change its Designated Person by delivering to the other Venturer and to the Venture, written notice thereof, which notice shall be a certified corporate resolution of the Venturer's Board of Directors. The foregoing shall not be construed to preclude other duly authorized persons from acting on any Venturer's behalf. The Designated Persons, as of the date hereof, are as follows:

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                VENTURER                           DESIGNATED PERSON
               Transeastern                        Arthur J. Falcone
               Cumber                              Aftab Cumber

               (b) In addition to the foregoing, each of the Venturers designate the persons listed on Exhibit "C" as their authorized representatives for the execution of deeds, affidavits, bills of sale, closing statements and other documents solely related to the closing of sales of single family homes within the Project to customers. Such persons have no further authority by virtue of this Paragraph to execute documents of any kind or nature on behalf of the Venture. The Venturers may hereafter adopt resolutions granting further authority to such persons or to other persons to execute various documents on behalf of the Venture.


                                  ARTICLE THREE
                        CAPITAL CONTRIBUTIONS; FINANCING

        3.1 INITIAL CAPITAL CONTRIBUTIONS. Simultaneously with the execution hereof, each Venturer shall make the following Capital Contributions to the Venture and shall receive a credit to their respective Capital Accounts therefor:

                      Transeastern          $400,000.00
                      Cumber                $400,000.00

        3.2 ADDITIONAL CAPITAL. If and when, from time to time after the date hereof, the Venturers agree that the Venture is in need of additional capital in order to meet Venture obligations relating to the performance of the Venture business, such additional cash shall be contributed to the Venture equally by the Venturers as a Capital Contribution, for which each Venturer shall receive a credit, in the amount thereof, to its Capital Account.

        3.3 FINANCING FROM THIRD PARTIES. The cash contributed as Capital Contributions to the Venture will not be sufficient to carry out the business of the Venture. Accordingly, the Venturers contemplate that additional funds will be made available to the Venture pursuant to third party financing from an institutional lender or similar source. The responsibility for obtaining such required financing for the Venture shall rest equally with the Venturers. Such financing shall comply with the following parameters:


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               (a) Separate Acquisition Loans for the purchase of the first and second Phases of the Project on the following terms:

                        (i) Principal amounts of at least $5,700,000.00;

                        (ii) A term of at least two years each, with two renewal options of two years each;

                        (iii) Interest rates not to exceed prime rate plus 1.0% per annum;

                        (iv) Secured by mortgages on the Project, permitting the partial release of individual lots, together with other collateral documents standard to loans of similar type and size;

                        (v) Personal guaranties of payment by the parties listed on Exhibit "D" hereto.

               (b) Revolving construction lines of credit for use in both Phases of the Project on the following terms:

                        (i)     Principal amounts of at least $6,000,000.00;

                        (ii)    A term of at least four years;

                        (iii) Interest rate not to exceed prime rate plus 1.0% per annum;

                        (iv) Secured by mortgages on the Project, permitting the partial release of individual lots, together with other collateral documents standard to loans of similar type and size, and providing an acceptable procedure for the funding of construction of individual houses;

                        (v) Personal guaranties of payment by the parties listed on Exhibit "D" hereto.

        3.4 LOANS FROM VENTURERS. If the financing provided by an Approved Mortgage is insufficient to provide, together with other available funds of the Venture, sufficient cash to satisfy Venture obligations with respect to the construction and marketing of the Project, the Venturers may provide loans to the Venture to fund such deficiencies, which loans shall be made in accordance with the provisions hereof and shall be repaid as provided in Section 5.3(a) hereof. Loans by any Venturer to the Venture shall not be considered Capital Contributions. If not expressly agreed in writing otherwise, loans to the Venture from a Venturer shall accrue interest at the rate of ten percent (10%) per annum, and shall be otherwise be payable on terms to be agreed upon by the Venturers. Nothing herein shall authorize any loan by a Venturer to

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the Venture unless otherwise authorized pursuant to other provisions of this
Agreement or unless agreed to in writing by the Venturers.

        3.5 OTHER MATTERS RELATING TO CAPITAL. (a) Except as may be expressly provided herein, no Venturer shall be entitled to withdraw or to the return of any part of the Capital Contribution of such Venturer or to receive property or assets other than cash from the Venture for any reason whatsoever. To the extent that any distributions which any Venturer is entitled to receive pursuant to Article Five hereof would constitute a return of capital, each of the Venturers consent to the withdrawal of such capital.

               (b) No Venturer shall be entitled to priority over any other Venturer with respect to return of its Capital Contribution, except to the extent expressly provided in this Agreement.

               (c) No interest shall be paid by the Venture on Capital Contributions, except to the extent expressly provided in this Agreement.

                                  ARTICLE FOUR
                            MANAGEMENT OF THE VENTURE

        4.1 MAJOR DECISIONS. No decision shall be made with respect to any of the major decisions enumerated below ("Major Decisions") unless and until same has been approved in writing by all Venturers. The Major Decisions are:

                (a) The sale, exchange or other disposition of all, or substantially all, of the property and assets of the Venture, other than the sale of individual lots and houses to be constructed thereon within the Project;

                (b) Any material modification to the approved Business Plan including, without limitation, any material modification to the Budget or Cash Flow Analysis and any other component thereof;

                (c) Modifications to the layout or facade of houses, adjustments to lot sizes, adjustments to selling prices and incurring of expenditures not contemplated by the Budget but which do result in increasing the Budget by more than ten percent (10%) shall not be deemed material modifications;

                (d) A decision by the Venture to enter into an Approved Mortgage or any other financing arrangements, whether or not secured by any portion of

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                        the Property and whether or not with or without recourse
                        to the assets of the Venture, including routine equipment leases or other installment obligations that are substantially consistent with the Business Plan, including the Budget and Cash Flow Analysis;

                (e) A decision to admit any additional person into the Venture as a Venturer or, except pursuant to Section 7.4, approval of any transfer of all or any part of a Venturer's Venture Interest;

                (f) A decision by the Venture to acquire any real property other than the Property;

                (g)     A decision to dissolve the Venture;

                (h) Any transaction, not expressly authorized herein, between the Venture and a Venturer or any Affiliate of a Venturer;

                (i) A decision to enter into a joint venture or similar arrangement with third parties for the purpose of developing any portion of the Property or for any other purpose;

                (j) A decision to expand or restrict the authority of the Project Manager Venturer to act with respect to any matter concerning the Venture; and

                (k) Such other decisions as, pursuant to the terms hereof, are vested in the Venturers. For purposes of the foregoing, any reference in this Agreement to an act, approval, consent or other event occurring "by the Venturers," "from the Venturers," "in the Venturers" or "of the Venturers" shall mean by unanimous consent of the Venturers. All power and authority of the Venture not expressly delegated herein to the Managing Venturer shall be vested in the Venturers.

        4.2 PROJECT MANAGER. The Venturers shall select an individual to be in charge of the day-to-day activities of the Venture in the construction and marketing of the Project ( the "Project Manager"). The Project Manager shall have the following responsibilities and all authority necessary to the performance of such responsibilities: (a) Preparing and delivering monthly reports to the Venturers as required pursuant to Article Six hereof and as shall otherwise be necessary or helpful in keeping the Venturers fully informed as to Venture affairs;

                (b) Negotiating and entering into contracts with sub-contractors and materialmen with respect to construction and other activities of the Venture and supervising the performance of same;

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                (c)     Arrange for appropriate insurance policies with such
                        coverage and in such amounts as prudent to protect the Venture;

                (d) To retain and/or hire on staff services of engineers, surveyors, appraisers, architects, real estate brokers, mortgage brokers, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, advertising personnel and such other technical or administrative advisors as reasonably deemed useful by the Project Manager to further the purposes of the Venture;

                (e) Expending the capital and revenues of the Venture substantially consistent with the Business Plan;

                (f) Such other matters and obligations provided elsewhere in this Agreement to be performed by the Project Manager or as may be delegated, from time to time, by the Venturers;

                (g) Keeping all books of accounts and other records required by the Venture, including vouchers, statements, receipted bills, invoices and all other records needed or helpful to documenting all collections, disbursements and other data in connection with the activities of the Venture;

                (h) Supervising land development and construction with respect to each Phase in substantial accordance with the Business Plan;

                (i) Authorizing parties to prepare research reports, economic and statistical data, evaluations, analyses, opinions and recommendations as may be necessary or desirable with respect to preparing or implementing the Business Plan;

                (j) Doing any and all other things which are necessary, incidental or required in giving effect to all of the foregoing duties and responsibilities and, in general, as required to carry out the day-to-day operations of the Venture; and

                (k) Approving minor adjustments to selling prices and concessions in connection with the sale of houses to customers in an amount not to exceed $500.00 per house..


        4.3 VENTURE MEETINGS. Either Venturer may, at any time, deliver notice to the other Venturer setting a meeting of the Venture to be held at the principal office of the Venture on a business day that is not less than ten
(10), nor more than thirty (30) days after delivery of the

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notice. The annual meeting of the Venture shall take place at the principal office of the Venture on a date which shall be within ten (10) days after receipt of the periodic reports to be delivered to by the Venture Accountants pursuant to Section 6.3 hereof

        4.4 LIABILITY AND INDEMNIFICATION. No Venturer nor any of its officers, shareholders, directors, employees or agents shall be liable to the Venture or any Venturer for any loss or liability incurred in connection with any act or omission in the conduct of the business of the Venture in accordance with the terms hereof, except for any loss or liability which the Venture or Venturer incurs in connection with such person's or entity's fraud, willful and wanton misconduct or gross negligence. The Venture, to the fullest extent permitted by law, hereby agrees to defend and indemnifies and holds harmless each Venturer and its officers, directors, shareholders, employees and agents from and against any and all liability, loss, cost, expense or damage incurred or sustained by reason of any act or omission in the conduct of the business of the Venture in accordance with the terms hereof including, but not limited to, reasonable attorneys' and paralegals' fees through any and all negotiations, and trial and appellate levels; provided, however, the Venture shall not indemnify such person or entity or hold it harmless with respect to any of the foregoing incurred in connection with such person's or entity's fraud, willful and wanton misconduct or gross negligence. Notwithstanding the foregoing, the Venture shall advance, on behalf of any Venturer against whom a claim is filed with respect to any alleged act or omission in the conduct of the business of the Venture, all costs and expenses of litigation, including reasonable attorneys' and paralegals' fees through any and all negotiations, at trial and appellate levels, and will be entitled to seek reimbursement from the Venturer for such sums advanced only to the extent such Venturer is ultimately determined, by a final non-appealable order or judgment, to have been guilty of fraud, willful or wanton misconduct or gross negligence and only to the extent the Venture is not reimbursed by any insurance policies with respect to such costs and expenses. The provisions of this Section 4.5 shall survive termination of this Agreement.

        4.6 COMPETITION. Each Venturer may have other business interests and may engage in any other business or trade, individually, in partnership or association with others or in any capacity whatsoever, whether or not such business competes with the Venture. No Venturer shall be required to devote its entire time or attention to the business of the Venture or, in any event, more time or attention than shall reasonably be required to carry out its obligations under this Agreement. Provided, however, that neither Venturer, nor any corporation owned or controlled by the parties listed on Exhibits "E" and "F" hereto shall be

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involved in the construction of "zero lot-line" single family homes in any community located within a three mile radius of the sewer lift station located in the Project until such time as contracts have been signed for at least 85% of the homes to be constructed in the Project. This limitation shall not apply to any community wherein either Venturer or any related entity is presently constructing homes of any type.


                                  ARTICLE FIVE
                          ALLOCATIONS AND DISTRIBUTIONS

        5.1 ALLOCATIONS FROM OPERATIONS AND FROM CAPITAL TRANSACTIONS. Except as provided below, the Adjusted Net Income or Adjusted Net Loss of the Venture from operations and any income (including gain) or losses resulting from any Interim or Terminating Capital Transactions as calculated for federal income tax purposes and reported by the Venture on its U.S. Partnership Return of Income for each fiscal year (or portion thereof) during the term of this Agreement, shall be allocated to the Venturers pro rata in accordance with their respective Venture Percentages.

        5.2 DISTRIBUTION OF AVAILABLE CASH. Periodically, but not less frequently than quarterly, the Available Cash of the Venture, if any, shall be distributed to the Venturers in accordance with the provisions of this Section
5.2. Available Cash will be distributed to the Venturers as follows and in the following order of priority:

                (a) First: To the Venturers in repayment of the principal amounts and accrued interest owing to the Venturers in respect of any loans made by the Venturers to the Venture. Amounts so distributed shall be applied first to accrued interest and then to principal.

                (b) Second: To the Venturers, PRO RATA, in accordance with their then respective Unreturned Capital Contributions.

                (c) Third: To the Venturers, PRO RATA, in accordance with their then respective Venture Percentages.

        5.3 DISTRIBUTION FOLLOWING TERMINATING CAPITAL TRANSACTIONS. Distributions following a Terminating Capital Transaction shall be distributed in the manner set forth in Section 8.2.

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        5.4 DISTRIBUTION IN CASH ONLY. Except as the Venturers may otherwise agree, no Venturer in his capacity as a Venturer shall have the right to demand or receive property other than cash (as and when provided herein) from the Venture for any reason whatsoever and no Venturer shall have the right to sue for partition of the Venture or for the Venture's assets.


                                   ARTICLE SIX
                                 FISCAL MATTERS

        6.1 ACCOUNTING YEAR. The fiscal year of the Venture for accounting purposes ("Accounting Year") and for income tax purposes shall end on December 31.

        6.2 BOOKS AND RECORDS. The Venture shall retain two sets of accountants. The first group of accountants ("Basic Accountants") shall keep, or cause to be kept, full and accurate books and records of all transactions of the Venture on the accrual method of accounting. The Basic Accountants shall be responsible for the routine day-to-day accounting functions of the Venture and the preparation of periodic reports, excepting the annual audit to be performed for the Venture. The second group of accountants ("Audit Accountants") shall be responsible for the preparation of the annual audited financial statements of the Venture. All organizational records of the Venture and other records required to be kept by the Venture under the Law shall, at all times, be maintained at the Venture's record-keeping office referred to in Section 2.3 hereof, and shall be open during ordinary business hours for inspection and copying upon the reasonable request and at the expense of any Venturer and its authorized representatives.

        6.3 REPORTS AND STATEMENTS.

        (a) ANNUAL REPORTS. Within sixty (60) days after the end of each Accounting Year, the Basic Accountants shall, at the expense of the Venture, cause to be delivered to the Venturers a balance sheet of the Venture as of the end of such Accounting Year and a profit and loss statement for such Accounting Year. Such financial statements shall be prepared on a federal income tax basis, and shall be accompanied by such other information as may be reasonably necessary for the Venturers to be advised of the financial status and results of operations of the Venture.

        In addition, within ninety (90) days after the end of each Accounting Year, the Audit Accountants shall, at the expense of the Venture, cause to be delivered to the Venturers audited financial statements of the Venture prepared by the Audit Accountants, which financial

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statements shall include a balance sheet of the Venture as of the and of such
Accounting Year, a profit and loss statement for such Accounting Year and a sources and uses of cash statement for such Accounting Year.


               (b) QUARTERLY REPORTS. Within twenty (20) days after the end of each quarter of an Accounting Year, the Project Manager shall, at the expense of the Venture, cause to be delivered to the Venturers a quarterly status report setting forth the following:

                        (i) An unaudited financial statement of the Venture for the preceding quarter including an income statement, balance sheet as of the last day of the quarter and a statement as to the sources and uses of Venture cash;

                        (ii) A comparison of the quarterly financial statement with the Budget and Cash Flow Analysis portions of the Business Plan applicable to the transactions reflected in the quarterly financial statement;

                        (iii) A narrative description of the Venture's operations during the preceding quarter and its financial condition and status at the end of the quarter;

                        (iv) A description of any material default by the Venture in any of its contractual obligations or indebtedness and a description of any material default by a party contractually obligated to the Venture, and the intended action of the Venture with respect to any such default; and

                        (v) Any other matters which are necessary or helpful to enabling the Venturers to be fully apprised as to all material matters relating to the Venture.

        6.4 TAX RETURNS. The Venture Accountants shall prepare or cause to be prepared, all tax returns and statements, if any, that must be filed on behalf of the Venture with any taxing authority and shall make or cause to be made the timely filing thereof. The tax returns shall be prepared and distributed to the Venturers for approval within a reasonable time after the end of each Accounting Year.

        6.5 TAX ELECTIONS. The Venturers shall determine, from time to time, whether or not to make or attempt to revoke any and all tax elections regarding depreciation methods and recovery periods, capitalization of construction period expenses, amortization of organizational and start-up expenditures, basis adjustments upon admission or retirement of Venturers, and any other federal, state or local income tax elections.

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        6.6 BANK ACCOUNTS. The Venturers may authorize the establishment of
Venture accounts for the Venture at banks, savings and loan associations or other financial institutions ("Accounts") selected by the Venturers. The initial parties who shall be authorized signatories for such accounts are set forth on Exhibit "G" attached hereto. No funds of the Venture shall be co-mingled with funds of any Venturer or any other individual or entity.


                                  ARTICLE SEVEN
                          TRANSFER OF VENTURE INTEREST

        7.1 GENERAL PROHIBITION. Except as expressly provided herein and except with the prior written consent of all the Venturers, no Venturer shall sell, transfer, assign, syndicate, pledge, encumber or otherwise dispose of, either voluntarily, involuntarily, by operation of law or otherwise ("Transfer") all or any part of its Venture Interest unless made pursuant to and in compliance with this Article Seven and unless a copy of an executed and acknowledged assignment effecting such Transfer has been filed with the Venture. A transaction which results in any Person other than the parties listed on Exhibit "E" hereto owning, directly or indirectly, a controlling portion of the outstanding capital stock of Transeastern shall constitute a Transfer of Transeastern's Venture Interest . A transaction which results in any Person other than the parties listed on Exhibit "F" hereto owning, directly or indirectly, a controlling portion of the outstanding capital stock of Cumber shall constitute a Transfer of Cumber's Venture Interest. Any purported Transfer of a Venture Interest in violation of the provisions of this Agreement shall be violation hereof, and shall be null, void and of no force and effect. Provided, however, that the foregoing prohibition shall not operate to prevent any of the parties listed on Exhibits "E" and "F" from transferring all or any portion of the stock in Transeastern or Cumber owned by such person to any member of such person's immediate family or to any trust, corporation or other entity controlled by such person.

        7.2 RIGHTS OF ASSIGNEE. Any Transfer of a Venture Interest (or any part thereof) to a Person ("Assignee") who is not admitted to the Venture as a Venturer shall vest in such Person only the rights of an assignee, and shall not entitle the Assignee to be admitted to the Venture as a Venturer. An Assignee who has not been admitted to the Venture as a Venturer shall only have the right to receive the share of profits, losses, tax credits and distributions of the Venture to which the assigning Venturer would have been entitled with respect to the Venture Interest (or a portion thereof) so assigned and shall have no right to require any information or

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accounting of the Venture's transactions or finances or to inspect Venture books, or to exercise any powers or other rights including voting and consent rights, incidental to ownership of a Venture Interest. Admission of an Assignee to the Venture as a Venturer in the manner hereinafter provided shall vest in such person all rights and powers, and subject such person to all duties and all obligations thereafter arising, of a Venturer.

        7.3 ADMISSION OF VENTURERS. A Venturer may Transfer all or any part of its Venture Interest to an Assignee to be admitted to the Venture as a Venturer if all of the following conditions are met:

               (a) All other Venturers consent in writing to the Transfer and the admission of the Assignee as a Venturer, which consent may be withheld at the non-transferring Venturer's sole discretion, it being agreed that the parties hereto have entered into this Agreement in reliance upon the special expertise, experience, financial strength, reputation and personal integrity of the principals of each of the Venturers;

        (b) The Assignee agrees in writing to be bound by the provisions of this Agreement;

        (c) The Assignee executes any and all documents, including an amendment to this Agreement, required to effectuate or evidence its admission to the Venture;

        (d) The Venture has received an opinion of counsel to the effect that the contemplated Transfer and admission of the Assignee as a Venturer will not cause the termination of the Venture for federal income tax purposes or cause the Venture not to be treated as a partnership for federal income tax purposes or cause any other materially adverse impact to the Venture or any Venturer;

        (e) The Assignee reimburses the Venture for all reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with the Transfer and admission;

        (f) The Assignee shall have delivered to the Venture, in writing, the consent or waiver of the applicable parties to any note, mortgage, loan agreement, contract or similar instrument or document to which the Venture is a party and as to which the proposed Transfer may be a violation, event of default under, or give rise to a right of acceleration; and

        (g) The Assignee is not a minor or legal incompetent.

        7.4 BLIND OPTION. (a) Without regard to any restrictions contained in this Agreement or any other agreements between the Venture and third parties, the Venturers shall each have the right (the Venturer exercising such right as hereinafter set forth being referred to as the "Offeror") to purchase all, but not less than all, of the Venture Interest of the other

Venturer (the "Offeree") at any time that is at least eighteen (18) months after the date hereof by delivering written notice of its election to do so (the "Triggering Notice") setting forth (i) its offer to purchase the Offeree's Venture Interest, (ii) the value at which the Offeror values the Venture's assets after the assumed satisfaction of all Venture obligations so such assets are free and clear of all liabilities (the "Assumed Net Asset Value"), (iii) the amount ("Offeree Payment") that would be distributed to the Offeree as a final distribution if all assets of the Venture were sold on the Purchase Date, such sale resulted in proceeds to the Venture equal to the Assumed Net Asset Value, and the proceeds were distributed among the Venturers in liquidation without any reserve, in accordance with the provisions of this Agreement, (iv) a closing date for the purchase (the "Purchase Date"), which shall be no later than one hundred fifty (150) days, and no less than one hundred twenty (120) days after the date of the Triggering Notice, (v) the amount ("Offeror Payment") that would be paid to the Offeror as the final distribution the Offeror would receive in such a liquidation, and (vi) the calculations made by the Offeror in concluding that proceeds equal to the Assumed Net Asset Value would result in an Offeree Payment and an Offeror Payment in the amounts set forth.

        The Triggering Notice shall be accompanied by a copy of a check made payable to a title company, bank or law firm willing to act as escrow agent, in its capacity as such (the "Escrow Agent"), in an amount equal to five percent (5.0%) of the Offeree Payment, the original of which was delivered by the Offeror to the Escrow Agent as a down payment on the proposed purchase by the Offeror (the "Offeror's Deposit"), and an escrow agreement executed by the Offeror and the Escrow Agent pursuant to which the Escrow Agent acknowledges receipt of the Offeror's Deposit and agrees to hold and apply same in accordance with the provisions hereof.

               (b) If the Offeree disputes the calculations made to arrive at either the Offeror Payment or Offeree Payment set forth in the Triggering Notice (no disputes may be based upon the Assumed Net Asset Value), the Offeree may, within five days after delivery of the Triggering Notice, submit the dispute to the Venture Accountants and, within ten days, the Venture Accountants shall make a determination as to the dispute, all parties shall be bound thereby, and the Offeror Payment and Offeree Payment shall thereafter be the amount established by the Venture Accountants, if different than the amounts established by the Offeror. The Offeree shall have the right, exercisable by delivery of written notice to the Offeror not more than ninety (90) days after receipt of the Triggering Notice (the "Election Notice") to elect to either (1) sell such Offeree's Venture Interest to the Offeror for a price equal to the Offeree Payment, or (2) purchase the Venture Interest of the Offeror for a cash purchase price equal to the Offeror Payment.

        If the Offeree elects to purchase the Venture Interest of the Offeror, then the Offeree shall, concurrent with the delivery of the Election Notice, deliver a check payable to the Escrow Agent in an amount equal to five percent (5.0%) of the Offeror Payment, as a down payment on the purchase by the Offeree (the "Offeree's Deposit") and an agreement executed by the Offeree authorizing the Escrow Agent to hold and apply the Offeree's Deposit pursuant to the provisions hereof. The Offeree shall also authorize the Escrow Agent to return the Offeror's Deposit, plus any interest accrued thereon, to the Offeror. In the event the Offeree does not deliver an election Notice within ninety (90) days after delivery of the Triggering Notice, the Offeree shall be deemed to have accepted the offer by the Offeror to purchase the Offeree's Venture Interest in return for the Offeree Payment.

               (c) On the Purchase Date, the Offeree, unless it has delivered a timely Election Notice and otherwise complied with the provisions of the preceding paragraph, shall sell, and the Offeror shall purchase, the Venture Interest of the Offeree for the Offeree Payment by directing the Escrow Agent to deliver the Offeror's Deposit to the Offeree (including any interest accrued thereon) and delivering the balance of the Offeror Payment to the Offeree by cashier's check, federal funds wire or law firm trust account check. If the Offeree has duly delivered an Election Notice and otherwise complied with the provisions of the preceding paragraph, then, on the Purchase Date, the Offeree shall purchase the Venture Interest of the Offeror and the Offeror shall sell its Venture Interest to the Offeree for the Offeror Payment which shall be made by the Offeree directing the Escrow Agent to disburse the Offeree's Deposit (including any interest accrued thereon) to the Offeror and the Offeree paying the balance of the Offeror Payment to the Offeror by cashier's check, federal funds wire or law firm trust account check. If the purchasing Venturer shall fail to complete the purchase on the Purchase Date through no fault of the selling Venturer, unless the Offeror and Offeree mutually notify the Escrow Agent to the contrary, the Escrow Agent shall deliver the Deposit made by the defaulting Venturer, plus any interest accrued thereon, to the selling Venturer as liquidated damages for the failure of the purchasing Venturer to complete the purchase.

               (d) After delivery of a Triggering Notice, no Venturer shall be obligated to contribute any Additional Capital in accordance with the terms hereof. Any Venturer may make a loan to the Venture, at two percent (2%) over the Stipulated Rate, during the period from delivery of a Triggering Notice until the Purchase Date, which loan shall be repaid if made by a selling Venturer, on the Purchase Date.

               (e) On the Purchase Date, the Venturer selling its Venture Interest ("Seller") shall, in writing, represent and warrant to the purchasing Venturer ("Purchaser") that the Seller's Venture Interest is owned by the Seller free and clear of all claims and encumbrances and that valid title to the Seller's Venture Interest will be vested in the Purchaser (or its designees) upon consummation of the transaction. The Purchaser may designate one or more Persons to take title to all or any portion of the Venture Interest being conveyed.

               (f) The Purchaser hereunder must arrange for all loans owed by the Venture to a Seller (or its Affiliates) to be paid in full at the closing on the Purchase Date. Failure to do so shall be deemed a default for which the above liquidated damages provision shall be applicable.

               (g) At the closing of the purchase and sale of any Venture Interest pursuant to this Section 7.4, the Seller shall assign, transfer and convey the Venture Interest to be purchased to the Purchaser. In addition, Purchaser shall be required to obtain and deliver to Seller the unconditional release of Seller (and, if separate guaranties have been made by same, to any shareholder, partner or other Affiliate of the Seller), from any and all contractual obligations, contingent or otherwise, for monies borrowed by the Venture and for contractual guaranties or contractual undertakings of the Venture for which Seller (and/or its shareholders, partners or other Affiliates) may be personally liable.


                                  ARTICLE EIGHT
                            DISSOLUTION - TERMINATION

        8.1 DISSOLUTION. It is the intention of the Venturers that the business of the Venture be continued by the Venturers pursuant to the provisions of this Agreement until such time as the occurrence of an "Event of Termination," as hereinafter defined, at which time the Venture shall dissolve. The occurrence of any of the following shall be deemed an "Event of Termination:"

        (a) The sale of all or substantially all of the assets of the Venture;

        (b) The written decision by the Venturers that the Venture should be dissolved;

        (c)     The Venture or a Venturer shall suffer a Bankruptcy; or

        (d)     December 31, 2003.

        8.2 WIND-UP. Upon the dissolution of the Venture, the Venture Accountants shall make a final accounting of the business and affairs of the Venture and the Venturers shall proceed with reasonable promptness to liquidate the business, property and assets of the Venture and to distribute the proceeds in the following order of priority:

               (a) To the payment of expenses of any sale, disposition or transfer of the Venture assets in liquidation of the Venture;

               (b) To the payment of just debts and liabilities of the Venture (including to any Venturers), in the order of priority provided by this Agreement;

               (c) To the establishment of a reasonable reserve for contingent expenses, final legal, accounting and similar expenses incurred in connection with liquidating the Venture and for other unforeseen and miscellaneous expenses. In addition, the sum of $200,000.00 shall be deposited into a reserve for the payment of any warranty claims by homeowners. Such reserves, when no longer needed for the purposes established, shall be distributed as provided in subparagraphs (d) through (f) below;

               (d) To the Venturers, PRO RATA, in accordance with their respective Unreturned Capital Contributions;

               (e) To the Venturers, PRO RATA, in accordance with their respective Venture Interests.

        The Venturers may elect to distribute the remaining property and assets of the Venture, if any, in kind, in lieu of selling them, based upon the then existing fair market value thereof and after allocating to the Venturers, in accordance with their respective interests in the Venture, any unrealized gain inherent in such assets.

        The wind-up of the affairs of the Venture shall be conducted by the Venturers. In liquidating the assets of the Venture, all tangible assets of a saleable value shall be sold at such price and terms as the Venturers determine to be fair and equitable. Any Venturer may purchase such assets at such sale. It shall not be necessary to sell any intangible assets of the Venture. A reasonable time shall be allowed for the orderly liquidation of the assets of the Venture and the discharge of liabilities to creditors to minimize the losses that might otherwise occur upon liquidation.

                                  ARTICLE NINE
                               GENERAL PROVISIONS

        9.1 RELATIONSHIP. Nothing contained in this Agreement shall be deemed or construed to constitute any Venturer as a general partner, employee or agent of the other Venturer, other than in connection with activities included within the purpose and scope of the Venture as set forth herein and subject to limitations upon same, as set forth herein.

        9.2 NOTICE. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof, including by recognized overnight courier, or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Transeastern:          3300 University Drive
                             Coral Springs, FL 33064

If to Cumber:                10100 West Sample Road
                             Suite 205
                             Coral Springs, FL 33065

or at such other address, or to such other person and at such address for that person, as any party shall designate in writing to the other Venturer for such purpose in the manner hereinabove set forth.

        9.3 ENTIRE AGREEMENT. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions expressed or implied, oral or written, except as herein contained.

        9.4 AGENCY. Except as provided herein, nothing herein contained shall be construed to constitute any Venturer the agent of any other Venturer or to limit in any manner the Venturers in the carrying on of their own respective businesses or activities.

        9.5 BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and permitted assigns. No party may assign or transfer its interests herein, or delegate its duties hereunder, except as expressly provided herein.

        9.6 AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

        9.7 NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

        9.8 GENDER AND USE OF SINGULAR AND PLURAL. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

        9.9 COUNTERPARTS. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        9.10 HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

        9.11 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

        9.12 FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

        9.13 PROVISIONS SEVERABLE. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

        9.14 LITIGATION. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its rights hereunder including, but not limited to, all attorney's fees and court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

        9.15 REMEDIES. Each party hereto recognizes and agrees that the violation of any term, provision or condition of this Agreement may cause irreparable damage to the other parties which may be difficult to ascertain, and that the award of any sum of damages may not be adequate relief to such parties. Each party, therefore, agrees that, in addition to other remedies available in the event of a breach of this Agreement, any party shall have a right to equitable relief including, but not limited to, the remedy of specific performance.

        9.16 NO FOREIGN PERSON WITHHOLDING. Each of the Venturers hereby represent and warrant for the benefit of the other that it is not a "foreign person" within the meaning of Code Section 1445.

        9.17 NO RECORDATION. Neither this Agreement nor any memorandum thereof shall be recorded among the public records of any governmental authority.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                        H.A. CUMBER OF PEMBROKE PINES,
                                        INC.,
                                        a Florida corporation,  general partner
------------------------
Print Name:__________________           By:______________________
                                               Aftab H. Cumber,
                                               President

                                               (Corporate Seal)
------------------------
Print Name:__________________                  Dated: February ___, 1994



                                        TRANSEASTERN PEMBROKE PROPERTIES,INC.,
                                        a Florida Corporation, general partner
------------------------
Print Name:__________________
                                        By:_____________________
                                               Arthur Falcone,
                                               President

                                               (Corporate Seal)
------------------------
Print Name:__________________           Dated: February ___, 1994

EXHIBIT                     DESCRIPTION

A                    Legal Description of the Property

B                    Definitions

C                    Authoritzed signatories for house closings

D                    Guarantors of Approved Mortgage Loans

E                    Stockholders of Transeastern Pembroke Properties, Inc.

F                    Stockholders of A.H. Cumber of Pembroke Pines, Inc.

G                    Authorized signatories for Venture Bank Accounts

                                   EXHIBIT "A"
                       (Legal Description of the Property)

                                   EXHIBIT "B"
                                  (Definitions)

        (a) ADJUSTED NET INCOME AND ADJUSTED NET LOSS. "Adjusted Net Income" or "Adjusted Net Loss" means the net income or loss of the Venture resulting from Venture operations during any stated period, as calculated by the Venture Accountants for federal income tax purposes, provided that gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

        (b) AFFILIATE. Any of the following: (i) any person or entity directly or indirectly controlling, controlled by or under common control with a Venturer, (ii) a person or entity owning or controlling ten percent (10%) or more of the outstanding voting equity of a Venturer, (iii) any officer, director or partner of a Venturer or an employee acting in a similar capacity, and (iv) if such other person is an officer, director, partner or similar employee of a Venturer, any entity for which such person acts in any such capacity.

        (c) AGREEMENT. This Joint Venture Agreement of Parkside Homes, a Florida general partnership, as originally executed and as amended from time to time, as the context requires.

        (d) AVAILABLE CASH. Cash of the Venture, excluding cash proceeds from a Terminating Capital Transaction, if any, not needed to satisfy current liabilities, upcoming capital expenditures or as a reasonable reserve for either and thus available for distribution to the Venturers, which may include, but shall not be limited to, cash proceeds generated by Venture operations and Interim Capital Transactions, including financing and refinancing (which term, "refinancing" is defined, for all purposes under this Agreement, to include financing which has been recast, modified, extended or increased).

        (e) BANKRUPTCY. As used in this Agreement, the term "Bankruptcy" with respect to the Venture or a Venturer, shall refer to:

               (1) the appointment of a receiver, conservator, rehabilitator or similar officer for the Venture, a Venturer or any person or entity that has majority voting rights with respect to any Venturer, unless the appointment of such officer shall be vacated and such officer discharged within one hundred twenty (120) days of the appointment; (2) the taking of possession of, or the assumption of control over, all or any substantial part of the property of the Venture, any Venturer or any person or entity that has majority voting rights with respect to any Venturer by any receiver, conservator, rehabilitator or similar officer or by the United States Government or any agency thereof, unless such property is relinquished within one hundred twenty (120) days of the taking; (3) the filing of a petition in bankruptcy or the commencement of any proceeding under any present or future federal or state law relating to bankruptcy, insolvency, debt relief or reorganization of debtors by or against the Venture, any Venturer or any person or entity that has majority voting rights with respect to any Venturer provided, if filed against the Venture, any Venturer or the person or entity that has majority voting rights with respect to any Venturer, such petition or proceeding is not dismissed within thirty (30) days of the filing of the petition or the commencement of the proceeding; (4) the making of an assignment for the benefit of creditors or a private composition, arrangement or adjustment with the creditors of the Venture, any Venturer or any person or entity that has majority voting rights with respect to any Venturer; or (5) the commencement of any proceedings supplementary to the execution of any judgment against the Venture, any Venturer or any person or entity that has majority voting rights with respect to any Venturer, unless such proceeding is dismissed within thirty (30) days of the date it was commenced.

        (f) CAPITAL ACCOUNTS. Throughout the full term of the Venture, each Venturer shall have a separate Capital Account determined and maintained in accordance with the provisions of Treasury Regulations Section
1.704-l(b)(2)(iv), promulgated under Code Section 704(b).

        (g) CAPITAL CONTRIBUTION.The total amount of money or the agreed fair market value of property other than money contributed by each Venturer to the capital of the Venture, as reflected in the books of the Venture.

        (h) CODE. The Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of any federal internal revenue law enacted in substitution of the Internal Revenue Code of 1986.

        (i) EVENT OF TERMINATION. Any of the events that result in dissolution of the Venture as set forth in Section 8.1 hereof.

        (j) PERSON. Any individual, trust, partnership, corporation, joint venture, or other entity or association, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person.

                                   EXHIBIT "C"
                  (Authoritzed Signatories for House cCosings)

                                   EXHIBIT "D"
                     (Guarantors of Approved Mortgage Loans)

                                   EXHIBIT "E"
            (Stockholders of Transeastern Pembroke Properties, Inc.)

                                   EXHIBIT "F"
                       (Stockholders of A.H. Cumber of Pembroke Pines, Inc.)

                                   EXHIBIT "G"
               (Authorized Signatories for Venture Bank Accounts)

                       ADDENDUM TO JOINT VENTURE AGREEMENT
                                       OF
                                 PARKSIDE HOMES

        THIS ADDENDUM TO JOINT VENTURE AGREEMENT OF PARKSIDE HOMES (the "Addendum") is made and entered into as of May __, 1994, by and between TRANSEASTERN PEMBROKE PROPERTIES, INC., a Florida corporation ("Transeastern") and H.A. CUMBER OF PEMBROKE PINES, INC., a Florida corporation ("Cumber"). Transeastern and Cumber are sometimes hereinafter referred to individually as "Venturer" and collectively as "Venturers."

                                   WITNESSETH

        WHEREAS, the Venturers have heretofore executed that certain Joint Venture Agreement dated February 19, 1994 (the "Agreement"), pursuant to which the Venturers have agreed to participate together in a joint venture (the "Venture") formed under the general partnership law of the State of Florida for the acquisition of certain real property located in Broward County, Florida, as more fully described on Exhibit "A" attached hereto, and the construction thereon of single family residences for sale to the public (such real property and the improvements to be constructed thereon being hereafter referred to as the "Project"); and

        WHEREAS, the Venturers have reached agreement regarding certain modifications to the Agreement and wish to reduce their agreement regarding such modifications to a written instrument.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereby agree as follows:

        1. INCORPORATION BY REFERENCE. The foregoing recitals are hereby acknowledged to be true and are incorporated herein by reference, and all Exhibits annexed hereto and referred to herein are incorporated herein by reference.

        2. RATIFICATION OF AGREEMENT. The terms, covenants and conditions of the Agreement remain in full force and effect and are hereby expressly ratified by the parties.

        3. SELECTION OF PROJECT MANAGER. Section 4.2 of the Agreement is hereby modified to provide that Transeastern Properties of South Florida, Inc. ("Transeastern Properties") shall serve as the Project Manager (as defined in the Agreement) . All references in the Agreement to the Project Manager shall be deemed to refer to Transeastern Properties in its capacity as Project Manager.

        4. COMPENSATION OF PROJECT MANAGER. As compensation for its services as Project Manager, Transeastern Properties shall be entitled to receive the sum of $200,000.00 for the calendar year 1994, payable in twelve equal monthly installments of $16,666.66 per month. Transeastern Properties shall be entitled to receive the sum of One Hundred Thousand Dollars per annum for all calendar years after 1994, payable in equal monthly installments of $8,333.33 per month, through completion of the sale of houses within the Project. All such monthly payments shall be due and payable on the first day of each month. The compensation due to Transeastern Properties shall be an expense of the Venture, shall be paid from the funds of the Venture and shall be included as an operating expense of the Venture in determining the Available Cash of the Venture. Prior to the commencement of sales of completed houses by the Venture, the Venture shall pay such amount to Transeastern on a monthly basis. Cumber shall not be entitled to any credit against its capital account in the venture on account of such payments. Payment of the installments due for the months of January - May, 1994 has been made concurrent with the execution hereof. The provisions of Section of the Agreement shall be deemed modified to provide that such monthly management fee paid to Transeastern from the Venture's funds shall be charged against any Distribution of Available Cash due to Cumber under the Agreement.

        5. MISCELLANEOUS.

        A. HEADINGS. The article and section headings contained in this Addendum are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Addendum or the Agreement.

        B. GOVERNING LAW. This Addendum shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Addendum shall, to the extent permitted by law, be held in Broward County, Florida.

        C. EXTENT OF MODIFICATION. Except as expressly modified by the terms and conditions hereof, the terms, covenants and conditions of the Agreement shall be otherwise left unaffected, and are hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, the parties have executed this Addendum the day and year first above written.

                                  H.A. CUMBER OF PEMBROKE PINES,
                                  INC.,  a Florida corporation,  general partner

------------------------

Print Name:__________________               By:______________________
                                                   Aftab H. Cumber,
                                                   President

                                                   (Corporate Seal)
------------------------

Print Name:__________________                      Dated: May ___, 1994



                                 TRANSEASTERN PEMBROKE
                                 PROPERTIES,INC., a Florida Corporation, general partner
------------------------

Print Name:__________________
                                            By:_____________________
                                                   Arthur Falcone,
                                                   President

                                                   (Corporate Seal)
------------------------

Print Name:__________________               Dated: May ___, 1994

                                     SECOND
                       ADDENDUM TO JOINT VENTURE AGREEMENT
                                       OF
                                 PARKSIDE HOMES


        THIS SECOND ADDENDUM TO JOINT VENTURE AGREEMENT OF PARKSIDE HOMES (the "Addendum") is made and entered into as of May __, 1996, by and between TRANSEASTERN PEMBROKE PROPERTIES, INC., a Florida corporation ("Transeastern") and H.A. CUMBER OF PEMBROKE PINES, INC., a Florida corporation ("Cumber"). Transeastern and Cumber are sometimes hereinafter referred to individually as "Venturer" and collectively as "Venturers."

                                   WITNESSETH

        WHEREAS, the Venturers have heretofore executed that certain Joint Venture Agreement dated February 16, 1994 (the "Agreement"), pursuant to which the Venturers agreed to participate together in a joint venture (the "Venture") formed under the general partnership law of the State of Florida for the acquisition of certain real property located in Broward County, Florida, as more fully described on Exhibit "A" attached hereto, and the construction thereon of single family residences for sale to the public (such real property and the improvements to be constructed thereon being hereafter referred to as the "Project"); and

        WHEREAS, pursuant to the provisions of that certain Addendum to Joint Venture Agreement dated July 1, 1994 (the "First Addendum"), the Venturers agreed to certain modifications to the Agreement as more fully set forth in the Addendum; and

        WHEREAS, the Venturers have reached agreement regarding certain additional modifications to the Agreement and wish to reduce their agreement regarding such additional modifications to a written instrument.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereby agree as follows:

        1. INCORPORATION BY REFERENCE. The foregoing recitals are hereby acknowledged to be true and are incorporated herein by reference, and all Exhibits annexed hereto and referred to herein are incorporated herein by reference.

        2. RATIFICATION OF AGREEMENT. The terms, covenants and conditions of the Agreement, as modified by the First Addendum, remain in full force and effect and are hereby expressly ratified by the parties.

        3. MODIFICATION OF MAJOR DECISIONS. Section 4.1 of the Agreement sets forth various "Major Decisions," which require the consent of both of the Venturers. The Venturers hereby agree that the provisions of Section are hereby modified to provide that the Major Decisions shall henceforth be as follows: (a) The sale, exchange or other disposition of all, or substantially all, of the property and assets of the Venture, other than the sale of individual lots and houses to be constructed thereon within the Project; (b) A decision to dissolve the Venture;

        4. MANAGING VENTURER. From the date of this Addendum, Transeastern shall be the Managing Venturer, and in such capacity shall have the following responsibilities and all authority necessary to the performance of such responsibilities:

               (a) Approval of any material modification to the approved Business Plan including, without limitation, any material modification to the Budget or Cash Flow Analysis and any other component thereof;

               (b) Approval of modifications to the layout or facade of houses, adjustments to lot sizes, adjustments to selling prices and incurring of expenditures not contemplated by the Budget but which do result in increasing the Budget by more than ten percent (10%) shall not be deemed material modifications;

               (c) To authorize the Venture to enter into an Approved Mortgage or any other financing arrangements, whether or not secured by any portion of the Property and whether or not with or without recourse to the assets of the Venture, including routine equipment leases or other installment obligations that are substantially consistent with the Business Plan, including the Budget and Cash Flow Analysis;

               (d) To authorize any transaction, not expressly authorized herein, between the Venture and a Venturer or any Affiliate of a Venturer. Provided, however, that any such material transactions which provide for the payment of compensation in excess of amounts which could be reasonably negotiated at arms length with qualified non-affiliated third parties for the performance of such services will require approval of all Venturers;

               (e) To authorize the Venture to enter into a joint venture or similar arrangement with third parties for the purpose of developing any portion of the Property or for any other purpose; and

               (f) To authorize an expansion or restriction of the authority of the Project Manager to act with respect to any matter concerning the Venture.

        All power and authority of the Venture not expressly delegated herein to the Venturers

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
shall be vested in the Managing Venturer. For purposes of the foregoing, any reference in this Agreement to an act, approval, consent or other event occurring "by the Venturers," "from the Venturers," "in the Venturers" or "of the Venturers" shall mean by unanimous consent of the Venturers.



        5.     MISCELLANEOUS.

        A. HEADINGS. The article and section headings contained in this Addendum are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Addendum or the Agreement.

        B. GOVERNING LAW. This Addendum shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Addendum shall, to the extent permitted by law, be held in Broward County, Florida.

        C. EXTENT OF MODIFICATION. Except as expressly modified by the terms and conditions hereof, the terms, covenants and conditions of the Agreement, as heretofore modified by the Addendum, shall be otherwise left unaffected, and are hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, the parties have executed this Addendum the day and year first above written.

                                  H.A. CUMBER OF PEMBROKE PINES,
                                  INC.,  a Florida corporation,  general partner

------------------------

Print Name:__________________             By:__________________________________
                                                  Aftab A. Cumber, President

                                                   (Corporate Seal)
------------------------

Print Name:__________________               Dated: May ___, 1996



                              TRANSEASTERN PEMBROKE
PROPERTIES,INC.,
                              a Florida Corporation, general partner
------------------------

Print Name:__________________
                                            By:_________________________________
                                              Arthur J. Falcone, President


                                                  (Corporate Seal)
------------------------

Print Name:__________________               Dated: May ___, 1996


                                       38